Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of ClearSign Technologies Corporation for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM CPA LLP

San Jose, California

July 17, 2025